PEOPLES FIRST, INC.

                                 REVOCABLE PROXY


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned, as a holder of common stock of Peoples First, Inc. ("Peoples"), hereby appoints DAVID H. ACOX, JR. and BARBARA P. HILL, and each of them, as agents and proxies of the undersigned, each with the full power to appoint a substitute and to act without the other, to represent and to vote as designated on the reverse of this card all of the shares of Peoples common stock which the undersigned is entitled to vote at the special meeting of shareholders to be held on May 27, 2004, at 9:30 a.m., Eastern Time, or any adjournment or postponement thereof.

         Shares of Peoples common stock will be voted as specified. Unless otherwise specified, this proxy will be voted "FOR" the proposal to approve the merger agreement between Peoples and National Penn Bancshares, Inc., dated as of December 17, 2003, and "FOR" the proposal to adjourn the special meeting if necessary to permit further solicitation of proxies on the proposal to approve the merger agreement. If any other matter is properly presented at the special meeting of shareholders, the proxy will be voted in accordance with the judgment of the persons appointed as proxies.

         A shareholder wishing to vote in accordance with the recommendations of the Board of Directors need only sign and date this proxy and return it in the enclosed envelope. Shares cannot be voted by the proxies unless this proxy card is signed and returned.

           IMPORTANT: PLEASE DATE AND SIGN THE PROXY ON REVERSE SIDE.

           PLEASE MARK YOUR CHOICE LIKE THIS [X] IN BLUE OR BLACK INK.

Peoples First, Inc.                                       I plan to attend the
24 South Third Street                                     meeting
Oxford, Pennsylvania 19363                                          [ ]



1. Proposal to approve the Agreement and Plan of Merger dated as of December 17, 2003 between Peoples First, Inc. and National Penn Bancshares, Inc. and the transactions contemplated by the Agreement.

                          FOR                 AGAINST             ABSTAIN
                          [ ]                   [ ]                 [ ]


2. Proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the Agreement and Plan of Merger and the transactions contemplated by the Agreement.

                          FOR                 AGAINST             ABSTAIN
                          [ ]                   [ ]                 [ ]


3. In their discretion, upon any other matter that may properly come before the special meeting of shareholders or any postponement or adjournments thereof.

       The Board of Directors of Peoples recommends a vote "FOR" approval of the Agreement and Plan of Merger and "FOR" the proposal to adjourn the special meeting if necessary to permit further solicitation of proxies on the proposal to approve the Agreement.

                           Dated:
                                 -----------------------------------------------

                           Signature:
                                     -------------------------------------------

                           Signature:
                                     -------------------------------------------
                                             (print name)

IMPORTANT: NOTE: Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer and affix corporate seal. If a partnership or limited liability company, please sign in partnership name by authorized person.